Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS

Lake Forest, IL, January 29, 2020 – Packaging Corporation of America (NYSE: PKG) today reported fourth quarter 2019 net income of $136 million, or $1.43 per share, and net income of $163 million, or $1.71 per share, excluding special items. Fourth quarter net sales were $1.7 billion in both 2019 and 2018. Full year 2019 net income was $696 million, or $7.34 per share, and net income of $726 million, or $7.65 per share, excluding special items. Full year net sales were $7.0 billion in both 2019 and 2018.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended			Full Year Ended
	December 31,			December 31,
	2019	2018	Change	2019	2018	Change
Reported Diluted EPS	$1.43	$2.16	$(0.73)	$7.34	$7.80	$(0.46)
Special Items Expense (1)	0.28	0.01	0.27	0.31	0.23	0.08
Diluted EPS excluding Special items	$1.71	$2.17	$(0.46)	$7.65	$8.03	$(0.38)

(1) For descriptions and amounts of our special items, see the schedules with this release.

Reported earnings in the fourth quarter and full year 2019 include special items primarily for costs associated with the Company’s November 2019 debt refinancing. These costs include redemption premiums, financing fees, and write-offs for unamortized debt issuance costs and treasury lock balances. The refinancing extended the Company’s overall debt maturity from 4.1 years to 10.3 years at attractive fixed rates and the gross debt amount remained unchanged at $2.5 billion.

Excluding special items, the ($.46) per share decrease in fourth quarter 2019 earnings compared to the fourth quarter of 2018 was driven primarily by lower prices and mix in our Packaging segment ($.57) and Paper segment ($.02), higher operating costs ($.05), higher non-operating pension expense ($.02), higher depreciation expense ($.01), and other costs ($.03). These items were partially offset by higher volumes in our Packaging segment $.16 and Paper segment $.01, lower annual outage expenses $.04, and lower freight and logistics expenses $.03.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Segment income (loss)
Packaging	$214.9	$263.1	$963.4	$1,045.4
Paper	42.9	41.9	175.4	97.7
Corporate and Other	(22.7)	(18.3)	(85.1)	(75.4)
	$235.1	$286.7	$1,053.7	$1,067.7

Segment income (loss) excluding special items
Packaging	$215.6	$266.7	$967.5	$1,060.0
Paper	42.9	42.0	175.6	115.4
Corporate and Other	(22.7)	(18.3)	(85.1)	(75.2)
	$235.8	$290.4	$1,058.0	$1,100.2

EBITDA excluding special items
Packaging	$303.0	$352.0	$1,310.0	$1,401.0
Paper	52.5	51.7	213.3	164.7
Corporate and Other	(20.8)	(16.3)	(78.1)	(68.5)
	$334.7	$387.4	$1,445.2	$1,497.2

In the Packaging segment, total corrugated products shipments with one additional workday were up 2.3% and shipments per day were up 0.7% over last year’s fourth quarter. Containerboard production was 1,079,000 tons, and containerboard inventory was down 31,000 tons compared to the fourth quarter of 2018 and down 6,000 tons from the third quarter of 2019. In the Paper segment, sales volume was up 30,000 tons (excluding the discontinued paper business at the Wallula Mill) compared to the fourth quarter of 2018 and up 8,000 tons from the third quarter of 2019.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “We continued to run our containerboard system to demand in a very cost-effective manner. Our mill production supplied the necessary containerboard to achieve a new all-time quarterly record for box shipments per day and a new fourth quarter record for total box shipments, allowing us to maintain our industry leading integration rate. Our new box plant in Richland, WA had an excellent start-up during the quarter, and we are now beginning to take full advantage of the benefits from our machine conversion at the Wallula Mill. In our Paper segment we also ran our system to demand, however we had solid volume which came in better than anticipated, and we reduced our office paper inventory by almost 10% compared to the third quarter of 2019. Prices and mix were lower as expected, but also slightly better than anticipated. Our paper mills operated very well with great cost control throughout the quarter.”

“Looking ahead to the first quarter,” Mr. Kowlzan added, “in our Packaging segment we expect lower prices as the remaining impact of the published domestic containerboard price decreases from last year work through our system as well as the negative impact from the recent January decreases in the published prices for linerboard and medium. We also expect lower export prices. Containerboard volumes will be lower due to scheduled outages at our three largest mills during the quarter, but we do expect higher corrugated products shipments. In our Paper segment, volumes will be lower due to the better than expected levels in the fourth quarter as well as the scheduled outage we have at our Jackson Mill. Scheduled outage costs will be significantly higher with four scheduled in the first quarter versus just one in the fourth quarter of 2019. Freight costs will be higher due to rail rate increases in certain areas and scheduled outage-related increases. Labor and benefits costs will be higher with annual wage increases and other timing-related expenses. There will be inflation with purchased electricity and most of our chemical and repair and materials costs, while seasonally colder weather will increase energy and wood costs. We also expect our tax rate and depreciation expense to be slightly higher.  Considering these items, we expect first quarter earnings of $1.20 per share.”

We present various non-GAAP financial measures in this press release, including diluted EPS excluding special items, segment income excluding special items and EBITDA excluding special items. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release. We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. We do not currently expect special items to have a significant effect on first quarter earnings. However, additional special items may arise due to first quarter events.

PCA is the third largest producer of containerboard products and the third largest producer of uncoated freesheet paper in North America. PCA operates eight mills and 95 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS:  (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 4th Quarter and Full Year 2019 Earnings Conference Call

Conference ID:  7771218

WHEN:	Thursday, January 30, 2020 at 9:00 a.m. Eastern Time

CALL-IN	(855) 730-0288 (U.S. and Canada) or (832) 412-2295 (International)
NUMBER:	Dial in by 8:45 a.m. Eastern Time

Conference Call Leader:  Mr. Mark Kowlzan

WEBCAST INFO:	http://www.packagingcorp.com

REBROADCAST DATES:	January 30, 2020 at 12:00 p.m. Eastern Time through February 13, 2020 11:59 p.m. Eastern Time

REBROADCAST NUMBERS:	(855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)

Passcode:  7771218

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended				Full Year Ended
	December 31,				December 31,
	2019		2018		2019		2018
Net sales	$1,720.0		$1,746.6		$6,964.3		$7,014.6
Cost of sales	(1,336.7)	(1)	(1,321.2)	(3)	(5,320.3)	(1)	(5,369.3)	(3)(4)
Gross profit	383.3		425.4		1,644.0		1,645.3
Selling, general, and administrative expenses	(137.0)		(129.7)		(557.6)		(536.4)	(4)
Other expense, net	(11.2)	(1)	(9.0)	(3)	(32.7)	(1)(2)	(41.2)	(3)(4)
Income from operations	235.1		286.7		1,053.7		1,067.7
Non-operating pension expense	(2.0)		(0.5)		(7.9)		(2.1)
Interest expense, net	(60.7)	(1)	(21.7)		(128.8)	(1)	(95.1)
Income before taxes	172.4		264.5		917.0		970.5
Provision for income taxes	(36.2)	(1)	(59.9)	(3)	(220.6)	(1)	(232.5)	(3)
Net income	$136.2		$204.6		$696.4		$738.0

Earnings per share:
Basic	$1.44		$2.17		$7.36		$7.82
Diluted	$1.43		$2.16		$7.34		$7.80

Computation of diluted earnings per share under the two class method:
Net income	$136.2	$204.6	$696.4	$738.0
Less: Distributed and undistributed income available to participating securities	(1.0)	(1.6)	(5.2)	(5.7)
Net income attributable to PCA shareholders	$135.2	$203.0	$691.2	$732.3
Diluted weighted average shares outstanding	94.3	94.0	94.1	93.9
Diluted earnings per share	$1.43	$2.16	$7.34	$7.80

Supplemental financial information:
Capital spending	$135.7	$147.1	$399.5	$551.4
Cash balance	$679.5	$361.5	$679.5	$361.5

(1)	The three and twelve months ended December 31, 2019 include the following:

a.

$0.4 million and $1.0 million, respectively, of charges related to the announced second quarter 2018 discontinuation of uncoated free sheet and coated one-side grades at the Wallula, Washington mill associated with the conversion of the No. 3 paper machine to a high-performance 100% virgin kraft linerboard machine. The costs were recorded within “Other expense, net” and “Cost of sales”, as appropriate.

b.

$38.7 million of charges related to the Company’s November 2019 debt refinancing, which included redemption premiums and the write-offs of remaining balances of treasury locks and unamortized debt issuance costs. These items were recorded in “Interest expense, net”.

c.

$3.2 million of income tax benefit from the stranded tax effects in Accumulated Other Comprehensive Income related to the write-offs of the treasury locks in connection with the Company’s November 2019 debt refinancing.

d.

$0.3 million of charges consisting of closure costs related to corrugated products facilities, partially offset by income from the sale of a building related to a closed corrugated products facility, which were recorded in “Other expense, net”.

(2)

The twelve months ended December 31, 2019 include $3.0 million of charges for the disposal of fixed assets related to the containerboard mill conversion at our DeRidder, Louisiana mill, which were recorded within “Other expense, net”.

(3)	The three and twelve months ended December 31, 2018 include the following:

a.

$3.6 million and $30.0 million, respectively, of charges related to the announced second quarter 2018 discontinuation of uncoated free sheet and coated one-side grades at the Wallula, Washington mill associated with the conversion of the No. 3 paper machine to a high-performance 100% virgin kraft linerboard machine. The costs were recorded within “Other expense, net” and “Cost of sales”, as appropriate.

b.	$0.1 million and $0.2 million, respectively, of charges for acquisition and integration costs related to recent acquisitions, which were recorded in “Other expense, net”.

c.

$2.0 million of income tax benefit for the re-measurement of our net deferred tax liability related to our 2017 measurement period adjustments in accordance with SEC Staff Accounting Bulletin No. 118 (SAB 118), Income Tax Accounting Implications of the Tax Cuts and Jobs Act.

(4)	The twelve months ended December 31, 2018 include the following:

a.

$1.8 million of charges consisting of closure costs related to corrugated products facilities and a corporate administration facility, which were recorded in “Other expense, net”, “Selling, general, and administrative expenses”, and “Cost of sales”, as appropriate.

b.	$0.5 million of costs for the property damage insurance deductible for a weather-related incident at one of the corrugated products facilities, which were recorded in “Other expense, net”.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Segment sales
Packaging	$1,460.1	$1,504.3	$5,932.2	$5,938.5
Paper	244.0	227.4	964.3	1,002.0
Corporate and Other	15.9	14.9	67.8	74.1
	$1,720.0	$1,746.6	$6,964.3	$7,014.6

Segment income (loss)
Packaging	$214.9	$263.1	$963.4	$1,045.4
Paper	42.9	41.9	175.4	97.7
Corporate and Other	(22.7)	(18.3)	(85.1)	(75.4)
Income from operations	235.1	286.7	1,053.7	1,067.7
Non-operating pension expense	(2.0)	(0.5)	(7.9)	(2.1)
Interest expense, net	(60.7)	(21.7)	(128.8)	(95.1)
Income before taxes	$172.4	$264.5	$917.0	$970.5

Segment income (loss) excluding special items (1)
Packaging	$215.6	$266.7	$967.5	$1,060.0
Paper	42.9	42.0	175.6	115.4
Corporate and Other	(22.7)	(18.3)	(85.1)	(75.2)
	$235.8	$290.4	$1,058.0	$1,100.2

EBITDA excluding special items (1)
Packaging	$303.0	$352.0	$1,310.0	$1,401.0
Paper	52.5	51.7	213.3	164.7
Corporate and Other	(20.8)	(16.3)	(78.1)	(68.5)
	$334.7	$387.4	$1,445.2	$1,497.2

 ____________

(1)

Segment income (loss) excluding special items, earnings before non-operating pension expense, interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Packaging
Segment income	$214.9	$263.1	$963.4	$1,045.4
Wallula mill restructuring	0.4	3.5	0.8	12.3
Facilities closure and other costs	0.3	—	0.3	1.6
DeRidder mill fixed asset disposals	—	—	3.0	—
Acquisition and integration related costs	—	0.1	—	0.2
Insurance deductible for property damage	—	—	—	0.5
Segment income excluding special items (1)	$215.6	$266.7	$967.5	$1,060.0

Paper
Segment income	$42.9	$41.9	$175.4	$97.7
Wallula mill restructuring	—	0.1	0.2	17.7
Segment income excluding special items (1)	$42.9	$42.0	$175.6	$115.4

Corporate and Other
Segment loss	$(22.7)	$(18.3)	$(85.1)	$(75.4)
Facilities closure and other costs	—	—	—	0.2
Segment loss excluding special items (1)	$(22.7)	$(18.3)	$(85.1)	$(75.2)

Income from operations	$235.1	$286.7	$1,053.7	$1,067.7

Income from operations, excluding special items (1)	$235.8	$290.4	$1,058.0	$1,100.2

 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income and EPS Excluding Special Items (1)

	Three Months Ended
	December 31,
	2019				2018
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$172.4	$(36.2)	$136.2	$1.43	$264.5	$(59.9)	$204.6	$2.16
Special items (2):
Wallula mill restructuring	0.4	(0.1)	0.3	—	3.6	(0.9)	2.7	0.03
Debt refinancing (3)	38.7	(12.8)	25.9	0.28	—	—	—	—
Facilities closure and other costs	0.3	(0.1)	0.2	—	—	—	—	—
Acquisition and integration related costs	—	—	—	—	0.1	—	0.1	—
Tax reform	—	—	—	—	—	(2.0)	(2.0)	(0.02)
Total special items	39.4	(13.0)	26.4	0.28	3.7	(2.9)	0.8	0.01
Excluding special items	$211.8	$(49.2)	$162.6	$1.71	$268.2	$(62.8)	$205.4	$2.17

	Full Year Ended
	December 31,
	2019				2018
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$917.0	$(220.6)	$696.4	$7.34	$970.5	$(232.5)	$738.0	$7.80
Special items (2):
Wallula mill restructuring	1.0	(0.3)	0.7	0.01	30.0	(7.5)	22.5	0.24
Facilities closure and other costs	0.3	(0.1)	0.2	—	1.8	(0.5)	1.3	0.01
Debt refinancing (3)	38.7	(12.8)	25.9	0.28	—	—	—	—
DeRidder mill fixed asset disposals	3.0	(0.7)	2.3	0.02	—	—	—	—
Insurance deductible for property damage	—	—	—	—	0.5	(0.1)	0.4	—
Acquisition and integration related costs	—	—	—	—	0.2	—	0.2	—
Tax reform	—	—	—	—	—	(2.0)	(2.0)	(0.02)
Total special items	43.0	(13.9)	29.1	0.31	32.5	(10.1)	22.4	0.23
Excluding special items	$960.0	$(234.5)	$725.5	$7.65	$1,003.0	$(242.6)	$760.4	$8.03

 ____________

(1)

Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(2)

Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

(3)

For 2019, includes $3.2 million of income tax benefit from the stranded tax effects in Accumulated Other Comprehensive Income related to the write-offs of the treasury locks in connection with the Company’s November 2019 debt refinancing.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before non-operating pension expense, interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income	$136.2	$204.6	$696.4	$738.0
Non-operating pension expense	2.0	0.5	7.9	2.1
Interest expense, net	60.7	21.7	128.8	95.1
Provision for income taxes	36.2	59.9	220.6	232.5
Depreciation, amortization, and depletion	98.9	97.3	387.5	410.9
EBITDA (1)	$334.0	$384.0	$1,441.2	$1,478.6
Special items:
Wallula mill restructuring	0.4	3.3	0.7	16.3
Facilities closure and other costs	0.3	—	0.3	1.6
DeRidder mill fixed asset disposals	—	—	3.0	—
Acquisition and integration related costs	—	0.1	—	0.2
Insurance deductible for property damage	—	—	—	0.5
EBITDA excluding special items (1)	$334.7	$387.4	$1,445.2	$1,497.2

 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Packaging
Segment income	$214.9	$263.1	$963.4	$1,045.4
Depreciation, amortization, and depletion	87.4	85.6	342.8	342.0
EBITDA (1)	302.3	348.7	1,306.2	1,387.4
Wallula mill restructuring	0.4	3.2	0.5	11.3
Facilities closure and other costs	0.3	—	0.3	1.6
DeRidder mill fixed asset disposals	—	—	3.0	—
Insurance deductible for property damage	—	—	—	0.5
Acquisition and integration related costs	—	0.1	—	0.2
EBITDA excluding special items (1)	$303.0	$352.0	$1,310.0	$1,401.0

Paper
Segment income	$42.9	$41.9	$175.4	$97.7
Depreciation, amortization, and depletion	9.6	9.7	37.7	62.0
EBITDA (1)	52.5	51.6	213.1	159.7
Wallula mill restructuring	—	0.1	0.2	5.0
EBITDA excluding special items (1)	$52.5	$51.7	$213.3	$164.7

Corporate and Other
Segment loss	$(22.7)	$(18.3)	$(85.1)	$(75.4)
Depreciation, amortization, and depletion	1.9	2.0	7.0	6.9
EBITDA (1)	(20.8)	(16.3)	(78.1)	(68.5)
EBITDA excluding special items (1)	$(20.8)	$(16.3)	$(78.1)	$(68.5)

EBITDA excluding special items (1)	$334.7	$387.4	$1,445.2	$1,497.2

 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.